SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 25, 2005

INDEPENDENT BANK CORPORATION
(Exact name of registrant as
specified in its charter)

Michigan (State or other jurisdiction of incorporation)	0-7818 (Commission File Number)	38-2032782 (IRS Employer Identification no.)

230 West Main Street Ionia, Michigan (Address of principal executive office)	48846 (Zip Code)

Registrant’s telephone number,
including area code:
(616) 527-9450

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition

On April 25, 2005, Independent Bank Corporation issued a press release announcing its financial results for the quarter ended March 31, 2005. A copy of the press release is attached as Exhibit 99.1. Attached Exhibit 99.2 contains supplemental data to that press release.

The information in this Form 8-K and the attached Exhibits shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, as amended, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.    Financial Statements and Exhibits

Exhibits.

99.1    Press release dated April 25, 2005.

99.2     Supplemental data to the Registrant's press release dated April 25, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date April 25, 2005 Date April 25, 2005	INDEPENDENT BANK CORPORATION (Registrant) By s/Robert N. Shuster Robert N. Shuster, Principal Financial Officer By s/James J. Twarozynski James J. Twarozynski, Principal Accounting Officer

NEWS FROM	Exhibit 99.1

CONTACT:	Robert N. Shuster #616/527-5820 ext. 1257

FOR IMMEDIATE USE

INDEPENDENT BANK CORPORATION
REPORTS 24% INCREASE IN EARNINGS PER SHARE

IONIA, Michigan, April 25, 2005 . . . Independent Bank Corporation (Nasdaq: IBCP) (the "Company"), a Michigan-based bank holding company reported record first quarter 2005 net income of $11.3 million or $0.52 per diluted share. A year earlier, net income totaled $8.4 million or $0.42 per diluted share. Annualized return on average equity and annualized return on average assets were 19.38% and 1.47%, respectively in the first quarter of 2005 compared to 20.34% and 1.44%, respectively in 2004. 2005 results include the operations of Midwest Guaranty Bancorp, Inc. (which was acquired on May 31, 2004) and North Bancorp, Inc. (which was acquired on July 1, 2004).

The increase in earnings is primarily a result of increases in net interest income, service charges on deposits and real estate mortgage loan servicing fees (due primarily to a decline in the impairment reserve on capitalized mortgage loan servicing rights). Partially offsetting these items were increases in the provision for loan losses, non-interest expenses and income tax expense, as well as a decrease in securities gains.

Commenting on first quarter 2005 results, the Company’s President and CEO, Michael M. Magee stated, “We are pleased with our first quarter 2005 results as earnings per share were up 24% over the first quarter of 2004. Michigan is currently facing serious economic challenges, however we remain optimistic that 2005 will be an excellent year for Independent Bank Corporation, and based upon our current business plan we still expect a range of $2.10 to $2.20 for full year diluted earnings per share.”

The Company’s tax equivalent net interest income totaled $35.0 million during the first quarter of 2005, which represents an $8.3 million or 31% increase from the comparable quarter one year earlier. The adjustments to determine tax equivalent net interest income were $1.5 million and $1.3 million for the first quarters of 2005 and 2004, respectively, and were computed using a 35% tax rate. The increase in tax equivalent net interest income primarily reflects a $680.2 million increase in the balance of average interest-earning assets as well as a three basis point increase in the Company’s tax equivalent net interest income as a percent of average interest-earning assets (the “net interest margin”). The increase in average interest-earning assets is due to the Midwest and North acquisitions as well as growth in commercial loans, finance receivables and investment securities. The net interest margin was equal to 4.92% during the first quarter of 2005 compared to 4.89% in the first quarter of 2004. This increase was due to a rise in the tax equivalent yield on average interest-earning assets to 6.92% in the first quarter of 2005 from 6.77% in the first quarter of 2004. This increase primarily reflects the recent rise in short-term interest rates that has resulted in variable rate loans re-pricing at higher rates. The increase in the tax equivalent yield on average interest-earning assets was partially offset by a 12 basis point rise in the Company’s interest expense as a percentage of average interest-earning assets (the “cost of funds”) to 2.00% during the first quarter of 2005 from 1.88% during the first quarter of 2004. The increase in the Company’s cost of funds also primarily reflects the recent rise in short-term interest rates that has resulted in higher rates on certain short-term and variable rate borrowings and somewhat higher rates on deposits.

Service charges on deposits totaled $4.0 million in the first quarter of 2005, a $0.4 million or 11% increase from the comparable period in 2004. The increase in deposit related service fees resulted primarily from the continued growth of checking accounts as well as the Midwest and North acquisitions.

Gains on the sale of real estate mortgage loans were $1.4 million and $1.1 million in the first quarters of 2005 and 2004, respectively. Real estate mortgage loan sales totaled $87.9 million in the first quarter of 2005 compared to $68.7 million in the first quarter of 2004. Real estate mortgage loans originated totaled $147.0 million in the first quarter of 2005 compared to $159.4 million in the comparable quarter of 2004, and loans held for sale were $41.7 million at March 31, 2005 compared to $38.8 million at December 31, 2004.

Securities losses totaled $32,000 in the first quarter of 2005 compared to securities gains of $0.5 million in the first quarter of 2004. The securities losses in the first quarter of 2005 are comprised of impairment charges of $0.3 million that were partially offset by approximately $0.25 million in net securities gains primarily from the sale of certain corporate and municipal securities. In the first quarter of 2005 the Company recorded an additional other than temporary impairment charge of $0.1 million on various Fannie Mae and Freddie Mac preferred securities that it owns. In addition, the Company recorded a $0.2 million other than temporary impairment charge on a mobile home asset-backed security. The net securities gains in 2004 were due primarily to the sale of certain corporate securities.

Real estate mortgage loan servicing generated income of $1.1 million in the first quarter of 2005 compared to an expense of $0.7 million in the first quarter of 2004. This increase is primarily due to changes in the impairment reserve on capitalized mortgage loan servicing rights. Activity related to capitalized mortgage loan servicing rights is as follows:

	Quarter Ended (in thousands)

	3/31/05	3/31/04

Balance at beginning of period	$ 11,360	$ 8,873
Originated servicing rights capitalized	755	690
Amortization	(479)	(436)
(Increase)/decrease in impairment reserve	619	(1,045)

Balance at end of period	$ 12,255	$ 8,082

Impairment reserve at end of period	$ 147	$ 1,767

The increase in originated servicing rights capitalized is due to the higher level of real estate mortgage loan sales in 2005 compared to 2004. The impairment reserve on capitalized mortgage loan servicing rights totaled $0.1 million at March 31, 2005, compared to $0.8 million at December 31, 2004. The changes in the impairment reserve reflect the valuation of capitalized mortgage loan servicing rights at each period end. At March 31, 2005, the Company was servicing approximately $1.4 billion in real estate mortgage loans for others on which servicing rights have been capitalized. This servicing portfolio had a weighted average coupon rate of approximately 5.86% and a weighted average service fee of 25.9 basis points.

Non-interest expense totaled $26.0 million in the first quarter of 2005, an increase of $5.4 million compared to the first quarter of 2004. The increase in non-interest expense is primarily due to operating costs related to the addition of staff and branch offices from the Midwest and North acquisitions, increases in compensation and employee benefits, and an increase in professional fees. The increase in compensation and employee benefits expense is primarily attributable to merit pay increases that were effective January 1, 2005, staffing level increases associated with the expansion and growth of the organization and an increase in performance based compensation due in part to a higher expected funding level for the Company’s Employee Stock Ownership Plan in 2005 compared to 2004.

A breakdown of non-performing loans by loan type is as follows:

Loan Type	3/31/2005	12/31/2004	3/31/2004

	(Dollars in Millions)
Commercial	$ 6.0	$ 5.4	$ 4.9
Commercial guaranteed
under federal program	1.2	1.1	0.9
Consumer	1.9	1.9	0.8
Mortgage	5.8	4.6	2.9
Finance receivables	3.1	2.1	1.2

Total	$ 18.0	$ 15.1	$ 10.7

Ratio of non-performing
loans to total portfolio
loans	0.78%	0.68%	0.63%

Other real estate and repossessed assets totaled $2.6 million at March 31, 2005, compared to $2.1 million and $3.7 million at December 31, 2004, and March 31, 2004, respectively. The provision for loan losses was $1.6 million and $0.8 million in the first quarters of 2005 and 2004, respectively. The level of the provision for loan losses in each period reflects the Company’s assessment of the allowance for loan losses, taking into consideration factors such as loan mix, levels of non-performing and classified loans and net loan charge-offs. Net loan charge-offs were $1.7 million (0.30% annualized of average loans) in the first quarter of 2005 compared to $0.8 million (0.19% annualized of average loans) in the first quarter of 2004. The increase in net loan charge-offs in 2005 compared to 2004 primarily reflects a charge-off (based on an updated collateral analysis) related to a mortgage and commercial loan relationship with a particular borrower who recently declared bankruptcy. Despite the increases in net loan charge-offs and non-performing loans in the first quarter of 2005, the allowance for loan losses declined slightly due primarily to a decline in other adversely rated loans. At March 31, 2005, the allowance for loan losses totaled $24.6 million, or 1.06% of portfolio loans compared to $24.7 million, or 1.11% of portfolio loans at December 31, 2004.

Total assets were $3.19 billion at March 31, 2005, compared to $3.09 billion at December 31, 2004. Loans, excluding loans held for sale, increased to $2.32 billion at March 31, 2005, from $2.23 billion at December 31, 2004. The increase in loans reflects growth in commercial loans, real estate mortgage loans and finance receivables. Deposits totaled $2.35 billion at March 31, 2005, an increase of $171.1 million from December 31, 2004. This increase is primarily attributable to increases in savings and interest-bearing checking account deposits and brokered certificates of deposit. Stockholders’ equity totaled $239.1 million at March 31, 2005, or 7.50% of total assets, and represents a net book value per share of $11.24.

About Independent Bank Corporation

Independent Bank Corporation (Nasdaq: IBCP) is a Michigan-based bank holding company with total assets of over $3 billion. Founded as First National Bank of Ionia in 1864, Independent Bank Corporation now operates over 100 offices across Michigan’s Lower Peninsula through four state-chartered bank subsidiaries. These subsidiaries, Independent Bank, Independent Bank East Michigan, Independent Bank South Michigan and Independent Bank West Michigan, provide a full range of financial services, including commercial banking, mortgage lending, investments and title services. Financing for insurance premiums and extended automobile warranties is also available through Mepco Insurance Premium Financing, Inc., a wholly owned subsidiary of Independent Bank. Independent Bank Corporation is committed to providing exceptional personal service and value to its customers, stockholders and the communities it serves. For more information, please visit our website at: www.ibcp.com

Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “believe,” “intend,” “estimate,” “project,” “may” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are predicated on management’s beliefs and assumptions based on information known to Independent Bank Corporation’s management as of the date of this news release and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Independent Bank Corporation’s management for future or past operations, products or services, and forecasts of the Company’s revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries, and estimates of credit quality trends. Such statements reflect the view of Independent Bank Corporation’s management as of this date with respect to future events and are not guarantees of future performance, involve assumptions and are subject to substantial risks and uncertainties, such as the changes in Independent Bank Corporation’s plans, objectives, expectations and intentions. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, the Company’s actual results could differ materially from those discussed. Factors that could cause or contribute to such differences are changes in interest rates, changes in the accounting treatment of any particular item, the results of regulatory examinations, changes in industries where the Company has a concentration of loans, changes in the level of fee income, changes in general economic conditions and related credit and market conditions, and the impact of regulatory responses to any of the foregoing. Forward-looking statements speak only as of the date they are made. Independent Bank Corporation does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, Independent Bank Corporation claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

INDEPENDENT BANK CORPORATION AND SUBSIDIARIES
Consolidated Statements of Financial Condition

	March 31, 2005	December 31, 2004

	(unaudited)

	(in thousands)
Assets Cash and due from banks	$ 63,344	$ 72,815
Securities available for sale	549,162	550,908
Federal Home Loan Bank stock, at cost	17,322	17,322
Loans held for sale	41,657	38,756
Loans
Commercial	962,464	931,251
Real estate mortgage	788,448	773,609
Installment	265,735	266,042
Finance receivables	307,676	254,388

Total Loans	2,324,323	2,225,290
Allowance for loan losses	(24,628)	(24,737)

Net Loans	2,299,695	2,200,553
Property and equipment, net	57,659	56,569
Bank owned life insurance	38,307	38,337
Goodwill	53,656	53,354
Other intangibles	12,809	13,503
Accrued income and other assets	53,736	51,910

Total Assets	$ 3,187,347	$ 3,094,027

Liabilities and Shareholders' Equity
Deposits
Non-interest bearing	$ 274,099	$ 287,672
Savings and NOW	899,609	849,110
Time	1,174,349	1,040,165

Total Deposits	2,348,057	2,176,947
Federal funds purchased	129,030	117,552
Other borrowings	314,641	405,386
Subordinated debentures	64,197	64,197
Financed premiums payable	41,121	48,160
Accrued expenses and other liabilities	51,177	51,493

Total Liabilities	2,948,223	2,863,735

Shareholders' Equity
Preferred stock, no par value--200,000 shares authorized; none outstanding
Common stock, $1.00 par value--30,000,000 shares
authorized; issued and outstanding: 21,271,052 shares at
March 31, 2005 and 21,194,651 shares at December 31, 2004	21,271	21,195
Capital surplus	159,932	158,797
Retained earnings	49,050	41,795
Accumulated other comprehensive income	8,871	8,505

Total Shareholders' Equity	239,124	230,292

Total Liabilities and Shareholders' Equity	$ 3,187,347	$ 3,094,027

INDEPENDENT BANK CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations

	Three Months Ended March 31,
	2005	2004

	(unaudited)

Interest Income	(in thousands)

Interest and fees on loans	$ 41,185	$ 30,126
Securities available for sale
Taxable	3,692	3,094
Tax-exempt	2,568	2,229
Other investments	212	166

Total Interest Income	47,657	35,615

Interest Expense
Deposits	9,174	6,202
Other borrowings	4,962	4,038

Total Interest Expense	14,136	10,240

Net Interest Income	33,521	25,375
Provision for loan losses	1,606	801

Net Interest Income After Provision for Loan Losses	31,915	24,574

Non-interest Income
Service charges on deposit accounts	4,042	3,641
Net gains (losses) on asset sales
Real estate mortgage loans	1,388	1,059
Securities	(32)	493
Title insurance fees	497	544
Manufactured home loan origination fees	274	289
VISA check card interchange income	622	416
Real estate mortgage loan servicing	1,064	(684)
Other income	1,870	1,679

Total Non-interest Income	9,725	7,437

Non-interest Expense
Compensation and employee benefits	13,479	11,099
Occupancy, net	2,238	1,823
Furniture and fixtures	1,798	1,390
Other expenses	8,511	6,346

Total Non-interest Expense	26,026	20,658

Income Before Income Tax	15,614	11,353
Income tax expense	4,313	2,910

Net Income	$ 11,301	$ 8,443

INDEPENDENT BANK CORPORATION AND SUBSIDIARIES
Selected Financial Data

	Three Months Ended March 31,
	2005	2004
Per Share Data (A)	(unaudited)

Net Income
Basic	$ .53	$ .43
Diluted	.52	.42
Cash dividends declared	.19	.16
Selected Ratios (annualized)
As a percent of average interest-earning assets
Tax equivalent interest income	6.92%	6.77%
Interest expense	2.00	1.88
Tax equivalent net interest income	4.92	4.89
Net income to
Average equity	19.38%	20.34%
Average assets	1.47	1.44
Average Shares (A)
Basic	21,228,908	19,564,843
Diluted	21,671,134	20,044,094

(A)	Average shares of common stock for basic net income per share include shares issued and outstanding during the period. Average shares of common stock for diluted net income per share include shares to be issued upon exercise of stock options and stock units for deferred compensation plan for non-employee directors.

INDEPENDENT BANK CORPORATION AND SUBSIDIARIES
Supplemental Data

Exhibit 99.2

Non-performing assets	March 31, 2005	December 31, 2004

	(dollars in thousands)
Non-accrual loans	$15,165	$11,804
Loans 90 days or more past due and
still accruing interest	2,556	3,123
Restructured loans	305	218

Total non-performing loans	18,026	15,145
Other real estate	2,645	2,113

Total non-performing assets	$20,671	$17,258

As a percent of Portfolio Loans
Non-performing loans	0.78%	0.68%
Allowance for loan losses	1.06	1.11
Non-performing assets to total assets	0.65	0.56
Allowance for loan losses as a percent of
non-performing loans	137	163

Allowance for loan losses

	Three months ended March 31,
	2005		2004

	Loan Losses	Unfunded Commitments	Loan Losses	Unfunded Commitments

	(in thousands)
Balance at beginning of period	$ 24,737	$ 1,846	$ 16,836	$892
Additions (deduction)
Provision charged to operating expense	1,613	(7)	773	28
Recoveries credited to allowance	419		258
Loans charged against the allowance	(2,141)		(1,061)

Balance at end of period	$ 24,628	$ 1,839	$ 16,806	$920

Net loans charged against the allowance to
average Portfolio Loans (annualized)	0.30%		0.19%

Alternative Sources of Funds

	March 31, 2005			December 31, 2004

	Amount	Average Maturity	Rate	Amount	Average Maturity	Rate

	(dollars in thousands)
Brokered CDs(1)	$ 710,896	2.0 years	2.90%	$576,944	1.9 years	2.56%
Fixed rate FHLB advances(1)	58,414	6.2 years	5.55	59,902	6.4 years	5.55
Variable rate FHLB advances(1)	43,000	0.3 years	2.98	164,000	0.4 years	2.32
Securities sold under
agreements to Repurchase(1)	201,549	0.1 years	2.73	169,810	0.2 years	2.27
Federal funds purchased	129,030	1 day	3.02	117,552	1 day	2.44

Total	$1,142,889	1.6 years	3.02%	$1,088,208	1.4 years	2.63%

                (1) Certain of these items have had their average maturity and rate altered through the use of derivative instruments, including pay-fixed and pay-variable interest rate swaps.

Capitalization

	March 31, 2005	December 31, 2004

	(in thousands)
Unsecured debt	$ 8,500	$ 9,000

Subordinated debentures	64,197	64,197
Amount not qualifying as regulatory capital	(1,847)	(1,847)

Amount qualifying as regulatory capital	62,350	62,350

Shareholders' Equity
Preferred stock, no par value
Common stock, par value $1.00 per share	21,271	21,195
Capital surplus	159,932	158,797
Retained earnings	49,050	41,795
Accumulated other comprehensive income	8,871	8,505

Total shareholders' equity	239,124	230,292

Total capitalization	$ 309,974	$ 301,642

Non-Interest Income

	Three months ended March 31,
	2005	2004

	(in thousands)
Service charges on deposit
accounts	$ 4,042	$ 3,641
Net gains (losses) on assets sales
Real estate mortgage loans	1,388	1,059
Securities	(32)	493
Title insurance fees	497	544
VISA check card interchange income	622	416
Bank owned life insurance	389	345
Manufactured home loan origination fees
and commissions	274	289
Mutual fund and annuity commissions	292	347
Real estate mortgage loan servicing	1,064	(684)
Other	1,189	987

Total non-interest income	$ 9,725	$ 7,437

Real Estate Mortgage Loan Activity

	Three months ended March 31,
	2005	2004

	(in thousands)

Real estate mortgage loans originated	$146,962	$159,419
Real estate mortgage loans sold	87,918	68,734
Real estate mortgage loans sold with servicing rights released	10,298	7,681
Net gains on the sale of real estate mortgage loans	1,388	1,059
Net gains as a percent of real estate mortgage loans sold ("Loans Sale Margin")	1.58%	1.54%
SFAS #133 adjustments included in the Loan Sale Margin	0.06	0.06

Capitalized Real Estate Mortgage Loan Servicing Rights

	Three months ended March 31,
	2005	2004

	(in thousands)

Balance at beginning of period	$ 11,360	$ 8,873
Originated servicing rights capitalized	755	690
Amortization	(479)	(436)
(Increase)/decrease in impairment reserve	619	(1,045)

Balance at end of period	$ 12,255	$ 8,082

Impairment reserve at end of period	$ 147	$ 1,767

Non-Interest Expense

	Three months ended March 31,
	2005	2004

	(in thousands)

Salaries	$ 8,379	$ 7,595
Performance-based compensation and benefits	2,120	1,270
Other benefits	2,980	2,234

Compensation and employee benefits	13,479	11,099
Occupancy, net	2,238	1,823
Furniture and fixtures	1,798	1,390
Data processing	1,143	1,053
Communications	1,076	806
Advertising	979	670
Loan and collection	956	747
Legal and professional	791	289
Amortization of intangible assets	694	452
Supplies	610	444
Other	2,262	1,885

Total non-interest expense	$26,026	$20,658

Average Balances and Tax Equivalent Rates

	Three Months Ended March 31,
	2005				2004

	Average Balance	Interest	Rate		Average Balance	Interest	Rate
Assets Taxable loans (1)	$2,298,934	$ 41,106	7.22%		$1,718,396	$ 30,043	7.02%
Tax-exempt loans (1,2)	6,569	122	7.53		6,867	128	7.50
Taxable securities	304,285	3,692	4.92		253,165	3,094	4.92
Tax-exempt securities (2)	244,331	4,026	6.68		198,908	3,527	7.13
Other investments	17,384	212	4.95		13,940	166	4.79

Interest Earning Assets	2,871,503	49,158	6.92		2,191,276	36,958	6.77

Cash and due from banks	62,876				45,700
Other assets, net	189,128				127,016

Total Assets	$3,123,507				$2,363,992

Liabilities
Savings and NOW	$ 881,454	1,674	0	.77$	720,065	972	0.54
Time deposits	1,093,119	7,500	2.78		792,186	5,230	2.66
Long-term debt	6,994	80	4.56
Other borrowings	541,637	4,882	3.66		438,137	4,038	3.71

Interest Bearing Liabilities	2,523,204	14,136	2.27		1,950,388	10,240	2.11

Demand deposits	275,130				183,908
Other liabilities	88,623				62,736
Shareholders' equity	236,550				166,960

Total liabilities and shareholders' equity	$3,123,507				$2,363,992

Tax Equivalent Net Interest Income		$ 35,022				$ 26,718

Tax Equivalent Net Interest Income
as a Percent of Earning Assets			4.92%				4.89%

(1)	All domestic
(2)	Interest on tax-exempt loans and securities is presented on a fully tax equivalent basis assuming a marginal tax rate of 35%